Exhibit 10.1

Amendment # 2

To the Agreement for Services

Between

Intrado Inc. and Vonage Network Inc.

This Amendment #2 (“Amendment #2”) is hereby made and entered into by and between Intrado Inc. (“Intrado”) and Vonage Network Inc. (“Customer”), collectively referred to as the “Parties” and individually as “Party.” This Amendment shall become effective and binding as between the Parties once duly executed by both Parties as evidenced within the signature block below (the “Amendment #2 Effective Date”).

Capitalized terms used herein but not specifically defined shall assume the meanings ascribed to them under the Agreement

RECITALS

WHEREAS, the Parties have that certain Agreement for Services dated April 27, 2005 but last signed on or about July 13, 2005 (the “Agreement”); and

WHEREAS, the Parties wish to amend “Attachment - Statement of Work for VoIP V9-1-1K Mobility Services” under the Agreement solely to the extent set forth herein; and

WHEREAS, the Parties wish to amend and restate the pricing for Attachment - VoIP V9-1-1K Mobility Services under the Agreement solely to the extent set forth under the “Amended and Restated Appendix A: Service Fees” which is attached hereto; and

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to amend the Agreement as follows:

1.                                      Effective Date of this Amendment #2

The Amendment #2 shall be effective upon the “Amendment #2 Effective Date” and shall continue in full force and effect until expiration or termination of the Agreement or until terminated by subsequent amendment, whichever is the first to occur.

2.                                      Pricing – Appendix A to Attachment – Statement of Work for VoIP V9-1-1 Mobility Services dated July 8, 2005

2.1                                 Appendix A to Attachment - VoIP V9-1-1 Mobility Services is hereby deleted in its entirety and replaced with the attached Amended and Restated Appendix A, attached hereto and incorporated by reference herein; provided, however, that such pricing set forth in the Amended and Restated Appendix A is not transferable or assignable without Intrado’s prior written consent, except that such consent will not be required for any assignment or transfer to a financially solvent affiliate or related company.

2.2                                 Section 2.1 notwithstanding, however, in the event of a transfer or assignment other than to a Customer affiliate or related company, Intrado reserves the right to retract the

Proprietary & Confidential

Execution Copy

Pages where confidential treatment has been requested are stamped, “Confidential treatment has been requested.  The redacted material has been separately filed with the Commission.”  All redacted material has been marked by an asterisk (*).

offer of pricing under the attached Amended and Restated Appendix A as to the third party successor or assign, and such assignment to the successor or assign may, at Intrado’s discretion, be pursuant to Intrado’s then applicable pricing.

2.3                                 For avoidance of doubt, the pricing set forth in the Amended and Restated Appendix A shall apply in the context of both single and multiple ESN service configuration deployments, and Intrado agrees to cooperate with Customer to facilitate a nationwide multiple ESN service configuration deployment.

2.4                                 Attachment - Statement of Work for VoIP V9-1-1 Mobility Services dated July 8, 2005 is hereby further amended to include the following new definitions in “Appendix B: Glossary of Definitions” with regard to “V9-1-1 Service” and “VPC Service”:

“V9-1-1 Service” means the services provided by Intrado under the Agreement, as defined as the “Services” pursuant to Attachment - Statement of Work for VoIP 9-1-1 Mobility Services dated July 8, 2005.

“VPC Service” means the V9-1-1 Service provided by Intrado under the Agreement, except that Customer may use third party or self-provisioned transport facilities for the delivery of VoIP 9-1-1 calls (from both in-region and out-of-region TNs) to SR(s) designated by Customer, the pricing for which is provided pursuant to the Amended and Restated Appendix A: Service Fees.

3.                                      Miscellaneous

3.1                                 Except as specifically amended herein, all terms, conditions and provisions contained in the Agreement shall remain unchanged and in full force and effect.

3.2                                 This Amendment may be executed in one or more counterparts, each of which shall be deemed as original and all of which shall together constitute one in the same agreement. Facsimile signatures shall be deemed original signatures to the extent promptly followed by an original signature copy.

3.3                                 The individuals named below who are executing this Amendment #2 on behalf of the Parties are duly authorized to make the representations contained herein, to execute this Amendment #2, and to bind their respective organizations to the terms hereof

Intrado Inc.	Vonage Network Inc.

/s/ MARY HESTER	/s/ TIMOTHY G. SMITH
Signature	Signature

Mary Hester, Senior Vice President	Timothy G. Smith, President
Printed Name and Title	Printed Name and Title

September 21, 2006	September 9, 2006
Date	Date

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VoIP V9-1-1SM  Mobility Services Fees for Vonage Network, Inc.

Amended and Restated Appendix A: Services Fees

The following fee(s) and payment schedule for Services as described in this SOW will apply:

I.  One-Time Fees:

Fee Descriptions	At Contract Signing
Service Licensing and Activation, One Time Fee (“OTF”):	Waived

SoftSwitch connection to pair of Intrado Position Servers, OTF:	Waived

II.  Recurring Fees:

V9-1-1 Service Fee Descriptions:	Fee:
V9-1-1 Service Monthly Recurring Charge (“MRC”)
• Begins upon the Amendment #2 Effective Date: • Does not Include NYC Gateway Services ($10K per Month)*	$*, per Month
• Effective October 15th, 2006: • Does not Include NYC Gateway Services ($10K per Month)*	$*, per Month
V9-1-1 Service Telephone Number, MRC
• Begins upon the Amendment #2 Effective Date:	$*, per TN

•      In the event that Customer fails to maintain an average V9-1-1 Service TN count of 200,000 between the Amendment #2 Effective Date and October, 15, 2006 (within a +/- 5% variance), the V9-1-1 Service Telephone Number MRC shall on October 16, 2006 increase to:

$*, per TN
V9-1-1 Service Query, MRC
• Begins upon the Amendment #2 Effective Date:	$*, per query

VPC Service Fee Descriptions:	Fee:
VPC Service Telephone Number, MRC
• Begins on the Amendment #2 Effective Date:	$*, per TN

•      In the event that Customer fails to maintain an average VPC TN count of * between the Amendment #2 Effective Date and October, 15 2006 (*), the VPC Service Telephone Number MRC shall on October 16, 2006 increase to:

$*, per TN
• In the event that Customer achieves an average VPC TN count of *, the VPC Service Telephone Number MRC shall thereafter decrease to:	$*, per TN

(Provided, however, that if at anytime thereafter, Customer fails to maintain an average VPC TN count of * (*), the VPC Telephone Number MRC shall increase to the appropriate level established above for said month.)

V9-1-1 Address Management, MRC (OPTIONAL)
• Manual address geocoding and error resolution: (Includes automated Geocoding and MSAG Validation Error Correction at no additional charge)	$*, per TN
• Emergency Call Relay Center:	$*, per call

Confidential treatment has been requested.  The redacted material has been separately filed with the Commission.

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*              At any time following    *, Vonage may at its sole discretion migrate the NYC Gateway Services off of the Intrado V9-1-1 Service, using third party or self-provisioned transport facilities and continuing to use the Intrado VPC Service. For avoidance of doubt, for those TNs affected by such migration, only the VPC Service Fee shall apply (and the V9-1-1 Service Fee Descriptions shall no longer apply).

•                  As of the Amendment #2 Effective Date, and excluding fees associated with the NYC Gateway SOW, Intrado shall invoice Customer for MRCs under the Agreement pursuant to the Services Fees schedule above, and no other charges shall apply.

•                  The professional services rate of $   * per hour will apply to mutually agreed (in writing) manual processes to support the Services and for ongoing support, primarily for data management issues and telecom networking issues, unless otherwise negotiated. For clarity, no professional services may be performed by Intrado unless and until first specifically agreed upon in writing by Customer.

•                  Intrado will not charge Customer for failover calls to the Emergency Call Relay Center that result due to an Intrado Service failure.

Confidential treatment has been requested.  The redacted material has been separately filed with the Commission.

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